                                                                    Exhibit 23.2


                        Independent Accountants' Consent


The Board of Trustees
The Savings Bank of Utica:


We consent to the use in this Registration Statement on Form S-1 of our report dated December 7, 2001, with respect to the consolidated statement of condition of The Savings Bank of Utica and subsidiaries as of December 31, 2000, and the related consolidated statements of income, changes in net worth and cash flows for the year then ended.

We consent to the filing of our opinion regarding the New York State income tax consequences of the conversion as an exhibit to the Registration Statement.

We also consent to the references to our firm under the headings "Experts", "The Reorganization and Offering - Federal and State Tax Consequences Of The Reorganization", "Legal and Tax Matters" and "SBU Bank Consolidated Statements of Income" in the related prospectus.


                                        /s/ KPMG LLP


Albany, New York
December 19, 2001